EXHIBIT 10.5

Execution Version

GUARANTEE

This GUARANTEE (as amended, modified, supplemented, extended or restated, the “Guarantee”), dated as of March 20, 2012, is made by Borealis Mining Company, a company organized and existing under the laws of Nevada  (the “Guarantor”) in favor and for the benefit of WATERTON GLOBAL VALUE, L.P. (the “Beneficiary”).

Recitals

A. Pursuant to that certain Bridge Loan Agreement of even date herewith (as amended, modified, supplemented, extended or restated from time to time, the “Agreement”), by and among Gryphon Gold Corporation, a Nevada corporation (the “Borrower”), the Guarantor, those other Guarantors from time to time party thereto and the Beneficiary, the Beneficiary has agreed to make a loan to the Borrower (the “Loan”) to be used by the Borrower to repay existing debt and further develop its Borealis Property (the “Project”).  Unless otherwise defined herein, capitalized terms used in this Guarantee have the meanings assigned to such terms in the Agreement.

B. The Borrower, the Guarantor and the Beneficiary have entered into a Gold and Silver Supply Agreement  of even date herewith (the “Gold and Silver Supply Agreement”), whereby the Sellers (as defined in the Gold and Silver Supply Agreement) have agreed to sell gold and silver to the Beneficiary at the price, and subject to the terms and conditions, stated therein.  The obligation of the Sellers to sell gold and silver to Beneficiary pursuant to the Gold and Silver Supply Agreement is independent of the Agreement, and shall remain in effect for the term set forth in such Gold and Silver Supply Agreement.

C. It is a condition precedent to the Beneficiary’s obligation to enter into and maintain the Loan under the Agreement that the Guarantor shall have executed and delivered this Guarantee and that this Guarantee shall be in full force and effect.

D. This Guarantee is given by the Guarantor to and in favor of the Beneficiary to guarantee the due and punctual payment and performance of all the obligations of the Borrower to the Beneficiary arising under the Agreement, the Loan Documents and the Gold and Silver Supply Agreement.

E. The Guarantor is a wholly-owned subsidiary of the Borrower, and the Guarantor will derive substantial direct and indirect benefit from the amounts made available under the Agreement and from such financial and other support as the Borrower may in the future provide to the Guarantor.  The Borrower and the Guarantor are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct, tangible and immediate impact on the success of the Guarantor, and the Guarantor will derive other significant benefit from the Agreement and the Loan made to the Borrower thereunder.

F. In order to induce the Beneficiary to enter into the Gold and Silver Supply Agreement, the Agreement and to make and maintain the Loan with the Borrower, and as a condition thereto, the Guarantor is willing and has agreed to enter into this Guarantee.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1.  Guarantee.

(a) The Guarantor hereby:

(i) guarantees, absolutely, unconditionally and irrevocably, the full prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, on demand or otherwise) and at all times thereafter of all present and future obligations, conditions, covenants, liabilities and indebtedness of all kinds of the Borrower under or related to the Gold and Silver Supply Agreement, the Agreement or any other Loan Document, whether present or future, absolute or contingent, liquidated or unliquidated, as principal or as surety, alone or with others, of whatsoever nature or kind, whether for the payment of money or the performance of obligations, in any currency, arising out of, under, in respect of or in connection with the Agreement and each other Loan Document and howsoever and whensoever otherwise created or characterized (extending to all principal amounts, interest, fees, costs, late charges, prepayment fees, early termination fees, sums and amounts as well as all costs and expenses of collection), whether or not now contemplated, as the Gold and Silver Supply Agreement, the Agreement or any other Loan Document may be amended, modified, supplemented, restated or extended in accordance with their respective terms (collectively, the “Obligations”), and

(ii) agrees to pay any and all expenses (including reasonable attorneys’ fees and disbursements) which may be paid or incurred by the Beneficiary in enforcing any rights with respect to, or collecting, any or all of the Obligations of the Borrower and/or enforcing any rights with respect to, or collecting against the Guarantor under this Guarantee (collectively, the Obligations described in Section 1(a)(i) and in this Section 1(a)(ii) are referred to herein as the “Guaranteed Obligations”).

(b) The Guarantor agrees that this Guarantee constitutes a guarantee of payment and not of collection, and the Beneficiary shall not be obligated to initiate, pursue or exhaust any form of remedy or recourse or to obtain any judgment against any Borrower or others (including other guarantors) or to realize upon or exhaust any collateral security held by or available to the Beneficiary before being entitled to payment from the Guarantor.  The liability of the Guarantor shall not be limited, diminished or affected by:

(i) any failure by the Beneficiary to file or enforce any claim against the assets or estate (in administration, bankruptcy or otherwise) of the Borrower or others,

(ii) the fact that recovery from the Borrower or any other person is barred by any statute of limitations or for any other reason,

(iii) any amendment, modification, supplement, increase, extension, restatement, replacement or change of any kind or nature to the Gold and Silver Supply Agreement, the Agreement or any other Loan Document, with or without notice thereof to the Guarantor,

(iv) any adjustment, indulgence, forbearance or compromise granted by the Beneficiary to the Borrower or any Guarantor, or

(v)   any other circumstance which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

The Guarantor hereby renounces all benefits of marshaling, discussion and division and waives diligence, presentment, protest, notice of dishonor or protest or default, demand for payment upon the Borrower, the Guarantor or any other Person, notice of acceptance of this Guarantee, notice of any addition to or increase or decrease in the Obligations and all other notices and demands whatsoever.  The Guarantor waives all other acts or omissions to act or delay of any kind by the Beneficiary or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of a guarantor, and the Guarantor waives all other defenses available to a guarantor or surety, whether at law or in equity (including, without limitation, to the extent permitted pursuant to section 40.495 of the Nevada Revised Statutes, the Guarantor waives the provisions of section 40.430 of the Nevada Revised Statutes), in each case, other than discharge by irrevocable payment in full of the Guaranteed Obligations.  All amounts payable by the Guarantor shall be paid without set-off or counterclaim and without deduction or withholding of any kind whatsoever.

(c) This Guarantee is a continuing guarantee, and it will not be discharged until irrevocable payment in full of all of the Guaranteed Obligations and cancellation of this Guarantee by the Beneficiary (“Termination”) and will remain in full force and effect notwithstanding any interruption in the business relations between the Borrower and the Beneficiary or any increase or decrease from time to time in the amount of the Obligations.  No payment or payments made by any other Person other than the Borrower or a Guarantor in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability or obligations of the Guarantor hereunder until Termination.

(d) Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by the Borrower or any other guarantor to the Beneficiary under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any other guarantor.

2.  Limitation of Liability.

(a) Notwithstanding anything contained herein to the contrary, the Guaranteed Obligations of the Guarantor hereunder at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of the Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance for purposes of any debtor relief law to the extent applicable to this Guarantee and the Guaranteed Obligations of the Guarantor hereunder.

(b) If any payment shall be required to be made to the Beneficiary under this Guarantee, the Guarantor hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to the Borrower and any other guarantor so as to maximize the aggregate amount paid to the Beneficiary under or in connection with the Loan Documents.

3.  Guarantee Absolute and Unconditional; No Waiver of Obligations.  The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order of any Governmental Authority now or hereafter in effect.  The Guaranteed Obligations of the Guarantor hereunder are independent of the Obligations of the Borrower or any other guarantor under any Loan Document.  A separate action may be brought against the Guarantor to enforce this Guarantee, whether or not any action is brought against the Borrower or any other guarantor or whether or not the Borrower or any other guarantor is joined in any such action. The liability of the Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the Guaranteed Obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise effected by, and the Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a) any illegality or lack of validity or enforceability of any Guaranteed Obligation or any Loan Document or any related agreement or instrument;

(b) any change in the time, place or manner of payment of, or in any other term of, the Guaranteed Obligations or any other obligation of the Borrower or any other guarantor under any Loan Document;

(c) any taking, exchange, substitution, release, impairment or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Guaranteed Obligations;

(d) any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Guaranteed Obligations;

(e) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(f) any change, restructuring or termination of the corporate structure, ownership or existence of any Credit Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation;

(g) the failure of the Beneficiary to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(h) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrower against the Beneficiary; or

(i) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by the Beneficiary that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Credit Party or any other guarantor or surety.

4.  Beneficiary’s Rights.  The Guarantor authorizes the Beneficiary, without notice or demand and without affecting the Guarantor’s liability hereunder, to take and hold security from any other Person for the payment of this Guarantee and/or any of the Guaranteed Obligations, and exchange, enforce, waive and release any such security; to apply such security and direct the order or manner of sale thereof, as the Beneficiary, in its sole discretion, may determine; and to obtain a guarantee of the Guaranteed Obligations from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

5.  Effectiveness; Reinstatement.  This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.  The Beneficiary and the Borrower may increase, modify, rearrange, extend for any period and/or renew from time to time the Obligations without notice to the Guarantor, and in such event the obligations of the Guarantor with respect to the Obligations shall not be released, discharged or reduced and the Guarantor will remain fully bound hereunder on such Obligations.  This Guarantee may be enforced by the Beneficiary and any subsequent holder of the Guaranteed Obligations, to the extent that any such subsequent holder obtained its interest therein in accordance with the Agreement or the Gold and Silver Supply Agreement, and shall not be discharged by the assignment or negotiation of all or a part of the Guaranteed Obligations.

6.  Default.  If the Borrower has failed to pay or perform when due its Obligations or if an Event of Default (however defined) under the Gold and Silver Supply Agreement, the Agreement or any other Loan Document has occurred, then all of the Guaranteed Obligations shall be immediately due and payable by the Guarantor, regardless of whether the payment of the Guaranteed Obligations has been accelerated or the Borrower is in default with respect to the Guaranteed Obligations.

7.  Merger.  This Guarantee shall not be affected by any change in the name of the Borrower or the Guarantor, or by the acquisition of the Borrower’s or Guarantor’s business by any person, firm or corporation, or by any change whatsoever in the objects, capital structure or constitution of the Borrower or Guarantor, or by any merger, amalgamation or consolidation of the Borrower or Guarantor with any corporation or other Person, or by any dissolution or liquidation of the Borrower or Guarantor, but shall, notwithstanding the happening of any such event, continue to apply to all the Obligations whether theretofore or thereafter incurred, and in this instrument the word “Borrower” and the word “Guarantor” shall each include every such person, firm, partner and corporation and all successors.  Nothing in this Section 5 shall be construed as authorization or approval of any such transaction except as permitted by and in accordance with the Agreement.  The Guarantor shall promptly notify the Beneficiary of any change or event described in this Section 5.

8.  No Waiver by the Beneficiary.  The Beneficiary shall not be obligated to exercise any right, power or privilege hereunder, and no failure to exercise and no delay in exercising, on the part of the Beneficiary, any such right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No notice to or demand on the Guarantor shall be deemed to be a waiver of the right of the Beneficiary to take further action without notice or demand as provided herein.  No waiver shall be applicable except in the specific instance and for the specific purpose for which given, nor in any event shall any amendment, modification or waiver of any provision of this Guarantee be effective unless in writing and signed on behalf of the Beneficiary.

9.  Waiver of Subrogation.  The Guarantor hereby agrees to waive its rights to be subrogated to any claims of the Beneficiary against the Borrower until the Guaranteed Obligations have been indefeasibly and irrevocably paid in full.

10.  Representations and Warranties of Guarantor.  In addition to the representations and warranties in the Gold and Silver Supply Agreement, the Agreement and each of the Loan Documents, each of which is incorporated herein by reference as fully as if set forth herein, the Guarantor represents and warrants (which representations and warranties will survive the creation of the Guaranteed Obligations and any extension of the term under the Agreement) that:

(a) Benefit to Guarantor.  The guarantee by the Guarantor pursuant to this Guarantee reasonably may be expected to benefit, directly or indirectly, the Guarantor;

(b) Familiarity and Reliance.  The Guarantor has independently reviewed the books and records regarding the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the Guaranteed Obligations.  Notwithstanding the foregoing, the Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guarantee;

(c) No Representation.  Neither the Beneficiary nor any other Person has made any representation, warranty or statement to the Guarantor with regard to the Borrower or the Borrower’s financial condition in order to induce the Guarantor to execute this Guarantee; and

(d) Guarantor’s Financial Condition.  As of the date hereof and after giving effect to this Guarantee and the contingent liability evidenced hereby, the Guarantor is and will be solvent, and has assets which, fairly valued, exceed its obligations, liabilities and debts.

(e) Recitals.  The Recitals set forth above are true and correct in all respects

11.  Guarantor’s Covenants.  The Guarantor hereby confirms, and shall perform, each of the covenants relating to the Guarantor set forth in the Agreement, the Gold and Silver Supply Agreement and each Loan Document to which it is a party or by which it is bound. The Guarantor may not assign this Guarantee without the prior written consent of the Beneficiary, which may be withheld in the Beneficiary’s sole discretion.

12.  Notices.  All notices, demands, and other communications to be given or delivered under or by reason of the provisions of this Guarantee will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five (5) Business Days after being mailed, if sent by first class mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the Party receiving notice, if sent by facsimile, telecopy, electronic mail or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device).  Notices, demands, and communications to the parties will, unless another address is specified in writing, be sent to the address indicated below:

If to Guarantor:

Borealis Mining Company
611 N Nevada Street
Carson City, Nevada 89703
USA
Attn:  Lisanna Lewis
Facsimile:  (604) 608-3262

If to Beneficiary:

Waterton Global Value, L.P.
Folio House, Road Town, Tortola, VG1110
British Virgin Islands
Attn:  Peter Poole
Facsimile:  (284) 494-8356/7422

13.  Successors and Assigns.  This Guarantee shall extend to and inure to the benefit of the Beneficiary and its successors and assigns, in accordance with the terms of the Gold and Silver Supply Agreement and the Agreement, and every reference herein to a Guarantor is a reference to, and shall be construed as including, each Guarantor and the successors and assigns of such Guarantor, to and upon all of whom this Guarantee and agreement shall extend and be binding.

14.  Further Assurances.  The Guarantor agrees to execute and deliver to the Beneficiary all such certificates, documents and Instruments and to take all such other action as may be reasonably requested by the Beneficiary to more fully vest in and assure the Beneficiary of all of the rights, powers, privileges and remedies herein intended to be granted to or conferred upon the Beneficiary.

15.  GOVERNING LAW.  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA, NOT INCLUDING THE CONFLICTS OF LAW AND CHOICE OF LAW PROVISIONS THEREOF.

16.  WAIVER OF JURY TRIAL.  THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BENEFICIARY OR THE GUARANTOR.  THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE AGREEMENT AND EACH OTHER LOAN DOCUMENT (AS DEFINED IN THE AGREEMENT).

17.  Benefit to the Guarantor.  The Borrower and the Guarantor are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct, tangible and immediate impact on the success of the Guarantor.  The Guarantor will derive substantial direct and indirect benefit from the extension of credit to the Borrower under the Agreement.  The Guarantor hereby waives any right to revoke this Guarantee, and acknowledges that this Guarantee is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.  The Guarantor knowingly waives certain rights and defenses as set forth in this Agreement in contemplation of the benefits that it will receive.

18.  Indemnification.  The Guarantor agrees to pay, indemnify, save and hold harmless, and defend, the Beneficiary, its successors and assigns, and each of its respective directors, officers, partners, managers, members, shareholders, owners, employees, affiliates, representatives and advisors from and against any and all claims, damages, losses, penalties, liabilities, judgments, suits, proceedings, taxes, costs and expenses (including, without limitation, fees and disbursements of counsel) which may at any time (including, without limitation, at any time following the payment of the Obligations or any Loan Document) be imposed on, incurred by or asserted against any such indemnified person, in any way relating to, in connection with or arising out of this Guarantee, the Agreement, any other Loan Document and the transactions contemplated hereby and thereby and any claim, investigation, subpoena, litigation, proceeding or otherwise related to or arising out of this Guarantee or any other Loan Document or any transaction contemplated hereby or thereby (but in any case excluding any such claims, damages, losses, liabilities, costs or expenses incurred by reason of the gross negligence or willful misconduct of any indemnitee).  The indemnification obligations of the Guarantor under this paragraph shall survive the payment in full of the Gold and Silver Supply Agreement, the Agreement and the other Loan Documents and the termination and release of this Guarantee.

19.  Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, the Beneficiary is hereby authorized at any time and from time to time, without notice to the Guarantor, the Borrower, any Other Guarantor or any Additional Guarantor (any such notice being expressly waived by the Guarantor and the other Credit Parties), to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other indebtedness at any time owing by the Beneficiary to or for the credit or the account of any Credit Party against any and all of the Obligations of any Credit Party now or hereafter existing, although such Obligations may be contingent and unmatured.  The Beneficiary agrees promptly to notify the Guarantor and the appropriate Credit Party after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Beneficiary under this Section 17 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Beneficiary may have.

20.  Amendments.  Except as otherwise expressly provided in this Guarantee, no amendment or waiver of any provision of this Guarantee, nor consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Beneficiary, and, in the case of any amendment, by the Guarantor and the Beneficiary and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

21.  Entire Agreement.  This written Guarantee represents the final agreement by the undersigned with respect to the matters set forth herein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements by the undersigned.  There are no unwritten oral agreements relating to this Guarantee or the matters set forth herein.

22.  Facsimile and Electronic Signature.  This Guarantee may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as an original signature.

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IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the date first above written.

BOREALIS MINING COMPANY

By: ___________________________________
Name:
Title:

[Signature Page to Guarantee]